Exhibit 10.1

Personal and Confidential

THE UNITS OF TRIANGLE PETROLEUM CORPORATION ("TRIANGLE PETROLEUM") CONSTITUTE SECURITIES THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. THE UNITS MAY NOT, AT ANY TIME, BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND STATE LAWS, OR DELIVERY TO TRIANGLE PETROLEUM OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO TRIANGLE PETROLEUM THAT SUCH REGISTRATION IS NOT REQUIRED. RESTRICTIONS ON TRANSFER WILL BE IMPRINTED ON THE DOCUMENTS EVIDENCING THE UNITS TO THE FOREGOING EFFECTS.

THE PURCHASE OF UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

TRIANGLE PETROLEUM CORPORATION

SUBSCRIPTION AGREEMENT

Triangle Petroleum Corporation
Attention: Mark Gustafson
Suite 1250
521 – 3rd Avenue S.W.
Calgary, AB Canada
T2P 3T3

Ladies and Gentlemen:

This will confirm my agreement to become a stockholder of Triangle Petroleum Corporation ("Triangle Petroleum") and to purchase units (the "Units") in Triangle Petroleum. Each Unit consists of one share of common stock of the Company (the "Shares") and one-half of a warrant, each whole warrant entitling the holder to purchase one Share exercisable at a price of $2.25 for a period of two years (the "Warrant Shares"). I/we hereby acknowledge receipt of the Confidential Private Placement Memorandum dated May 27, 2008 (the "Memorandum"), with respect to Triangle Petroleum. The Memorandum describes the terms under which the Units are being offered to subscribers.

1. Subscription and Sale.

1.1 Subscription. Subject to the terms and conditions of this Agreement and the provisions of the Memorandum, I/we irrevocably subscribe for, and agree to purchase the number of Units of Triangle Petroleum for the subscription price indicated on the Signature Page. I am/we are tendering to Triangle Petroleum (a) a completed, signed, and dated copy of this Agreement, (b) a completed, signed, and dated Purchaser's Questionnaire, and (c) a certified check or bank check in the amount of the subscription price (or I am/we are concurrently wire transferring such amount to the Escrow Agent).

1.2 Acceptance or Rejection of Subscription. All funds tendered by me/us will be held in a segregated subscription account pending acceptance or rejection of this Agreement and the closing of my/our purchase of the Units. This Agreement will either be accepted, in whole or in part, or rejected, by Triangle Petroleum as promptly as practicable. If this Agreement is accepted only in part, I/we agree to purchase such smaller number of Units as Triangle Petroleum determines to sell to me/us. If this Agreement is rejected for any reason or no reason, including, the termination of the offering of the Units by Triangle Petroleum, this Agreement and all funds tendered with it will be promptly returned to me/us, without interest or deduction of any kind, and this Agreement will be void and of no further force or effect. Deposit and collection of the check tendered, or receipt of funds wired, with this Agreement will not constitute acceptance of this Agreement.

1.3  Closing. Subscriptions will be accepted at one or more closings, as described in the Memorandum. On closing, the subscription evidenced hereby, if not previously rejected, will, in reliance on my/our representations and warranties, be accepted, in whole or in part, and Triangle Petroleum will execute a copy of this Agreement and return it to me/us. If my/our subscription is accepted only in part, this Agreement will be marked to indicate such fact, and Triangle Petroleum will return to me/us the portion of the funds tendered by me/us representing the unaccepted portion of my/our subscription, without interest or deduction of any kind. The Units subscribed for will not be deemed to be issued to, or owned by, me/us until Triangle Petroleum has accepted this Agreement.

2. Representations, Warranties, and Covenants of the Purchaser. I/we represent, warrant, and covenant to Triangle Petroleum that:

2.1 General:

(a) If I am a natural person, I have the legal capacity and all requisite authority to enter into, execute, and deliver the Transaction Documents (as hereinafter defined), to purchase the Units, and to perform all the obligations required to be performed by me thereunder. If we are a corporation, partnership, limited liability company, trust, estate, or other entity, we are authorized to purchase the Units and otherwise to comply with our obligations under the Transaction Documents. The person signing this Agreement on behalf of such entity is duly authorized by such entity to do so. The Transaction Documents are my/our valid and binding agreements and enforceable against me/us in accordance with their terms.

(b) My/our principal residence is in the jurisdiction indicated herein, or if we are a corporation, partnership, limited liability company, trust, estate, or other entity, we are organized and qualified under the law of the state indicated below and I/we have no intention of becoming a resident or domiciliary of any jurisdiction other than the one indicated by our address.

(c) I am/we are subscribing to purchase the Units solely for my/our own account, for investment, and not with a view to, or for resale in connection with, any distribution. I am/we are not acquiring the Units as an agent or otherwise for any other person.

2.2 Information Concerning the Offering:

(a) I/we have received, carefully read, and understood the Memorandum. I/we have not been furnished any offering literature other than the Memorandum and the Exhibits attached thereto and have relied only on the information contained therein and my/our own due diligence efforts and inquiries with respect to the Offering (as defined in the Memorandum). The Units were not offered to me/us by any means of general solicitation or general advertising.

(b)  I/we understand that the offering of the Units is being made without registration of the Units under the Securities Act of 1933, as amended (the "Act"), or any state securities or blue sky laws in reliance on exemptions from such registration, and that such reliance is based in part on my representations and warranties set forth in this Section 2 and on the information set forth in the Purchaser's Questionnaire tendered by me/us to Triangle Petroleum with this Agreement.

(c) In formulating a decision to invest in the Units, I/we (and my/our Purchaser Representative (as defined in Rule 501(h) of Regulation D under the Act), if any) have been given the opportunity to ask questions of, and to obtain any information necessary to permit me to verify the accuracy of the information set forth in the Memorandum from, representatives of Triangle Petroleum and have been furnished all such information so requested. I/we have not relied or acted on the basis of any representations or other information purported to be given on behalf of Triangle Petroleum except as set forth in the Memorandum (it being understood that no person has been authorized by Triangle Petroleum to furnish any representations or other information except as set forth in the Memorandum).

(d) I/we understand that the purchase of the Units involves various risks and that an investment in Triangle Petroleum should be regarded as speculative and involving a high degree of risk. I am/we are fully aware of the nature of my investment in Triangle Petroleum and the lack of liquidity of an investment in Units being offered pursuant to the Offering, because the Units may not be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement under the Act or an exemption from such registration, and that in the absence of such registration or exemption, the Units must be held indefinitely.

(e) I/we understand that no federal or state agency has passed upon the Units of Triangle Petroleum or made any finding or determination concerning the fairness or advisability of an investment in Triangle Petroleum.

2.3 Status of Subscriber, Additional Information:

(a) If we are a corporation, partnership, limited liability company, trust, estate, or other entity, we are an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Act (see the Purchaser's Questionnaire for a list of the types of accredited investors) and meet the experience standards set forth in Section 2.3(b) below. If I am a natural person, I am at least 21 years of age and am an "accredited investor" and meet the experience standards set forth in Section 2.3(b) below.

(b) I (together with my Purchaser Representative, if any), or if we are a corporation, partnership, limited liability company, trust, estate, or other entity, we by and through our officers, directors, trustees, managers, partners, employees, or other advisors, (i) are experienced in evaluating companies such as Triangle Petroleum, (ii) have determined that the Units are a suitable investment for me/us, and (iii) have such knowledge, skill, and experience in business, financial, and investment matters so that I am/we are capable of evaluating the merits and risks of an investment in the Units. To the extent necessary, I/we have retained, at my/our expense, and relied upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and owning the Units, and I/we and my/our advisers or representatives have investigated my/our investment in Triangle Petroleum to the extent I/we and they have deemed advisable. I/we have the financial ability to bear the economic risks of our entire investment for an indefinite period and no need for liquidity with respect to our investment in Triangle Petroleum, and, if I a natural person, I have adequate means for providing for my current needs and personal contingencies.

(c) I/we agree to furnish any additional information requested to assure compliance with the Act and state securities laws in connection with the purchase and sale of the Units. If there is any material change in the information I/we are furnishing hereunder prior to the date this Agreement is accepted, I/we will immediately furnish such revised or corrected information to Triangle Petroleum.

2.4 Restrictions on Transfer or Sale of the Units:

(a) I /we will not sell, assign, pledge, give, transfer, or otherwise dispose of any the Units or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Units under the Act and applicable state securities laws or in a transaction that is exempt from the registration provisions of the Act and any applicable state securities laws. I/we understand that Triangle Petroleum will not be under any obligation to register the Units under the Act or any state securities law (except as provided in the Registration Rights Agreement (as hereinafter defined)) or to comply with the terms of any exemption provided under the Act or any state securities law with respect to the Units.

(b) I/we have not offered or sold any portion of my/our Units and have no present intention of dividing my/our Units with others or of reselling or otherwise disposing of any portion of my/our Units either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

2.5 Independent Nature of Investor's Obligations and Rights. My/our obligations under this Agreement, the Registration Rights Agreement, and any other documents delivered in connection herewith and therewith (collectively, the "Transaction Documents") are several and not joint with the obligations of any other purchaser of Units, and I/we shall not be responsible in any way for the performance of the obligations of any other purchaser of Units under any Transaction Document. My/our decision to purchase Units pursuant to the Transaction Documents has been made by me/us independently of any other purchaser of Units. Nothing contained herein or in any Transaction Document, and no action taken by any purchaser of Units pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of Units are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. I/we acknowledge that no other purchaser of Units has acted as agent for me/us in connection with making my/our investment hereunder and that no other purchaser of Units will be acting as my/our agent in connection with monitoring my/our investment in the Units or enforcing my/our rights under the Transaction Documents. I/we shall be entitled to independently protect and enforce my/our rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser of Units to be joined as an additional party in any proceeding for such purpose.

2.6 Due Authority, Etc. If we are a corporation, partnership, limited liability company, trust, estate, or other entity: (a) we are duly organized, validly existing, and in good standing under the laws of the jurisdiction of our formation and have all requisite power and authority to own our properties and assets and to carry on our business, and at Triangle Petroleum's request, will furnish it with copies of our organizational documents, (b) we have the requisite power and authority to execute the Transaction Documents and to carry out the transactions contemplated hereby, (c) our execution and performance of the Transaction Documents do not and will not result in any violation of, or conflict with, any term of our charter, bylaws, partnership agreement, operating agreement or regulations, or indenture of trust, as the case may be, or any instrument to which we are a party or by which we are bound or any law or regulation applicable to us, (d) our execution and performance of the Transaction Documents has been duly authorized by all necessary corporate, partnership, or other action, (e) we were not specifically formed to invest in Triangle Petroleum, and (f) the individual who has executed the Transaction Documents on our behalf was duly authorized to do so by all requisite corporate, partnership, or other action and, on request of Triangle Petroleum, we will furnish appropriate evidence of the authority of such individual to act on our behalf.

2.7 Valid Obligation. This Agreement has been duly executed and delivered me/us or on our behalf and, if and when accepted by Triangle Petroleum, in whole or in part, will constitute my/our legal, valid, and binding obligations, enforceable in accordance with their respective terms (except as limited by principles of equity or bankruptcy, insolvency, or other similar laws affecting enforcement of creditors' rights generally).

2.8 ERISA Matters. If we are an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"):

(a) We and our plan fiduciaries are not affiliated with, and are independent of Triangle Petroleum, and are informed of and understand Triangle Petroleum's investment objectives, policies, and strategies.

(b) We represent that the purchase of the Units will not involve any transaction that is subject to the prohibition of Section 406 of ERISA or in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

(c)  The trustee or other plan fiduciary directing the investment:

(i) in making the proposed investment, is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA; and

(ii) has concluded that the proposed investment in Triangle Petroleum is prudent and is consistent with the other applicable fiduciary responsibilities under ERISA.

(d) This Agreement has been duly executed on our behalf by a duly designated Named Fiduciary (within the meaning of Section 402(a)(2) of ERISA).

(e) If we are an individual retirement account (IRA) or employee benefit plan not subject to Title I of ERISA, such as a governmental or church plan, the owner of the individual retirement account or other fiduciary directing the investment of the plan has concluded that the proposed investment in Units is prudent and consistent with its fiduciary responsibilities, if any.

2.9 Fees and Commissions. No fees or commissions have been paid or are payable by me/us in connection with this Agreement and the issuance of Units to me/us.

3. Registration Rights Agreement; Power of Attorney. I/we further agree to be bound by the terms of and hereby execute the Registration Rights Agreement between Triangle Petroleum and the purchasers of the Units of Triangle Petroleum being offered pursuant to the Offering (the "Registration Rights Agreement"). By signing below, I/we irrevocably constitute and appoint Canaccord Adams Inc., a Delaware corporation ("Canaccord"), as my/our true and lawful agent and attorney-in-fact with full power of substitution and full power and authority in my/our name, place, and stead to execute and deliver the Registration Rights Agreement and to take such actions as may be necessary or appropriate to carry out the terms of the Registration Rights Agreement. The power of attorney hereby granted will be deemed coupled with an interest, will be irrevocable, and will survive and not be affected by my/our subsequent death, incapacity, dissolution, insolvency, or termination or any delivery by me/us of an assignment in whole or in part of my/our Units. The foregoing power of attorney may be exercised by Canaccord either by signing separately or jointly as attorney-in-fact for each or all of the subscribers for the Units or by a single signature of Canaccord acting as attorney-in-fact for all of them. Triangle Petroleum may rely and act upon any writing believed in good faith to be signed by Canaccord or any authorized representative of Canaccord, and may assume that all actions of Canaccord and any authorized representative of Canaccord have been duly authorized by me/us.

4.  Preemptive Rights.

4.1 Subsequent Offerings. In the event Triangle Petroleum issues and sells (i) any common stock, $.00001 par value per share, of Triangle Petroleum ("Common Stock"), (ii) any security convertible, with or without consideration, into any Common Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, or (iv) any such warrant or right (clauses (i) - (iv) referred to hereinafter as "Equity Securities") other than the Equity Securities excluded by Section 4.5 hereof at a price per share or conversion or exercise price per share, as the case may be, that is less than $1.40 per Share, each Holder (as defined below) who qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Act (an "Eligible Holder") shall have a preemptive right to purchase such number of shares of Equity Securities necessary for such Eligible Holder to maintain its percentage ownership position in Triangle Petroleum. Each Eligible Holder's preemptive share is equal to the ratio of (a) the number of shares of Triangle Petroleum's Common Stock of which such Eligible Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of Triangle Petroleum's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any security of Triangle Petroleum or upon the exercise of any outstanding warrants, options, or rights to subscribe to or purchase any Common Stock or other security of Triangle Petroleum) immediately prior to the issuance of the Equity Securities. For purposes of this Section 4, "Holder" is defined as me/us, or any of my/our successors or Permitted Assignees (as defined below), who acquire rights in accordance with this Agreement with respect to the Registrable Securities (as defined below) directly or indirectly from me/us or any Permitted Assignee. "Permitted Assignee" means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its shareholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member (as defined below) of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement. "Family Member" means (a) with respect to any individual, such individual's spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership, or limited liability company all of the equity interests of which are owned by those above described individuals, trusts, or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust. "Registrable Securities" means the Warrant Shares excluding (A) any Registrable Securities that have been publicly sold or may be publicly sold immediately without registration under the Act either pursuant to Rule 144(b) of the Act or otherwise; (B) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Act; or (C) any Registrable Securities that are at the time subject to an effective registration statement under the Act.

4.2 Exercise of Preemptive Rights. If Triangle Petroleum issues any Equity Securities in a transaction to which the preemptive rights set forth in Section 4.1 apply, it shall give each Eligible Holder written notice of such issuance, describing the Equity Securities and the price and the terms and conditions upon which Triangle Petroleum issued the same and shall provide each Eligible Holder with access to any information regarding such offering and Triangle Petroleum, provided to the purchasers of Equity Securities. Each Eligible Holder shall have ten business days from the giving of such notice to exercise its preemptive right to purchase Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to Triangle Petroleum and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, Triangle Petroleum shall not be required to offer or sell such Equity Securities to any Holder who would cause Triangle Petroleum to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. Triangle Petroleum shall have 90 days after expiration of the ten business day period set forth in Section 4.2 above to sell the Equity Securities in respect of which the Holders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in Triangle Petroleum's notice to the Eligible Holders pursuant to Section 4.2 above. If Triangle Petroleum has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2 above, Triangle Petroleum shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Eligible Holders in the manner provided above.

4.4 Termination and Waiver of Preemptive Rights. The preemptive rights established by this Section 4 shall terminate twelve months after the closing.

4.5 Excluded Securities. The preemptive rights established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to Triangle Petroleum or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the board of directors of Triangle Petroleum;

(b) capital stock of Triangle Petroleum issued or issuable pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and capital stock issued pursuant to or upon the exercise of any such rights or agreements granted after the date of this Agreement; provided that in the case of rights or agreements granted after the date of this Agreement, the pre-emptive right established by this Section 4 applied with respect to the initial sale or grant by Triangle Petroleum of such rights or agreements and such rights or agreements were approved by the board of directors of Triangle Petroleum;

(c) shares of Common Stock issued in connection with any stock split, dividend, combination, distribution, or recapitalization; or

(d) any Equity Securities issued (i) for consideration other than cash in connection with any merger, consolidation, strategic alliance, acquisition, or similar business combination approved by the board of directors of Triangle Petroleum or (ii) any public offering registered with the Commission under the Act.

5.  Waiver, Amendment, Binding Effect. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge, or termination is sought. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

6.  Assignability. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by Triangle Petroleum or me/us without the prior written consent of the other.

7. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

8.  Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

9. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a) If to Triangle Petroleum, to it at the following address:

Triangle Petroleum Corporation
Suite 1250
521 – 3rd Avenue S.W.
Calgary, AB Canada
T2P 3T3
Attn: Mark Gustafson

(b) If to me/us at the address
set forth on the signature page hereto;

or at such other address as either party shall have specified by notice in writing to the other.

10. Survival. All representations, warranties, and covenants contained in this Agreement shall survive (i) the acceptance of the Subscription by Triangle Petroleum, (ii) changes in the transactions, documents and instruments described in the Memorandum, and (iii) my death or disability.

11. Notification of Changes. I/we hereby covenant and agree to notify Triangle Petroleum upon the occurrence of any event prior to the closing of the purchase of the Units pursuant to this Agreement, which would cause any representation, warranty, or covenant by me/us contained in this Agreement to be false or incorrect.

12. Purchase Payment. The purchase price is being paid herewith by delivery of either cash or check payable to "Triangle Petroleum Corporation - Escrow Account." All payments made as provided in this Paragraph 11 shall be deposited as soon as practicable and held in a segregated escrow account until the earlier to occur of (a) the sale of all of the securities in this Offering or (b) the termination of this Offering.

TRIANGLE PETROLEUM CORPORATION
Subscription Agreement
Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on _____________, 2008.

NUMBER OF UNITS SUBSCRIBED FOR:
AMOUNT OF SUBSCRIPTION ($1.40 PER UNIT):	$

NAME OF SUBSCRIBER(S):

(1)		Signature:
	(Please print name)	Date:
Name:
Title:

Joint Tenant/Tenant in Common (if applicable):

(2)		Signature:
	(Please print name)	Date:

ADDRESS (including mailing address, if applicable):

TAXPAYER I.D. NUMBER OR SOCIAL SECURITY
NUMBER OF EACH SUBSCRIBER:

TYPE OF OWNERSHIP:

( )	Individual
( )	Tenants in common
( )	Joint tenants with right of survivorship
( )	Community property (check only if resident of community property state)
( )	Partnership (1)
( )	Corporation (2)
( )	Trust (3)
( )	Limited Liability Company (4)
( )	Employee Benefit Plan under ERISA
( )	Other (please specify:____________________)
________________
1.	Please enclose a copy of the partnership agreement and a current list of all partners.
2.	Please enclose a copy of the articles or certificate of incorporation, bylaws, and a resolution authorizing this investment and indicating the authority of the signatory hereto.
3.	Please enclose a copy of the trust instrument.
4.	Please enclose a copy of the articles of formation and members' agreement or regulations.

REMITTANCE INSTRUCTIONS

Please check one of the options below to indicate your method of payment, sign and date the form, and return it to Canaccord Adams Inc., with remittance if appropriate. Your remittance must be received no later than May 29, 2008, unless the date for payment is extended.

_____	I have an account with Canaccord Adams Inc. and wish to pay the amount of my investment from such account:

To Canaccord Adams Inc.: Please accept this letter as your authorization to pay $_____________ to "Triangle Petroleum Corporation - Escrow Account" from my account number _________________.

_____	Attached is my check payable to "Triangle Petroleum Corporation - Escrow Account" in the amount of my investment.

_____	I will wire the amount of my investment on (date) ______________, using the following wiring instructions:

Bank:	Southwest Securities, FSB

ABA #:	311993149
Account Name:	Triangle Petroleum Corporation, Southwest Securities, FSB Escrow Agent
Account #:	7000345965
FBO:
(Investor Name)

Signed:		Dated:
Name:
Please Print Name

Please include this form with your subscription documents.

TRIANGLE PETROLEUM CORPORATION
Acceptance of Subscription

Agreed and accepted as to $____________________________	Dated:___________________

TRIANGLE PETROLEUM CORPORATION

By:
Name:
Its: